INDEPENDENT AUDITORS’ REPORT

The Board of Directors
Zycron, Inc.

Report on the Financial Statements

We have audited the accompanying financial statements of Zycron, Inc. (a Tennessee corporation), which comprise the balance sheet as of December 31, 2016, and the related statements of income and comprehensive loss, changes in stockholder’s equity, and cash flows for the year then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Zycron, Inc. as of December 31, 2016, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

INDEPENDENT AUDITORS’ REPORT (CONTINUED)

Report on Summarized Comparative Information

The summarized comparative information presented herein as of and for the three month periods ended March 31, 2017 and 2016, derived from those unaudited financial statements, has not been audited, reviewed or compiled and, accordingly, we express no opinion on it.

/s/ Blankenship CPA Group, PLLC

Nashville, Tennessee
June 13, 2017

ZYCRON, INC.
BALANCE SHEETS

		December 31, 2016		Unaudited March 31, 2017
ASSETS				
Current assets				
Cash	$	70,936	$	887,870
Accounts receivable - trade, net		4,759,249		5,055,962
Accounts receivable - other		5,617		-
Marketable securities		908,943		1,046,433
Due from related parties		74,067		-
Employee advances		-		3,500
Prepaid expenses		129,371		90,243
Total current assets		5,948,183		7,084,008
Fixed assets, net of accumulated depreciation		958,651		932,871
Other assets				
Goodwill, net of accumulated amortization		455,000		439,100
Intangibles, net of accumulated amortization		1,097,575		1,035,423
Note receivable - stockholder		719,051		725,836
Prepaid membership dues		24,000		24,000
Deposits		9,568		9,568
Total other assets		2,305,194		2,233,927
TOTAL ASSETS	$	9,212,028	$	10,250,806
LIABILITIES AND STOCKHOLDER'S EQUITY				
Current liabilities				
Checks written in excess of cash	$	237,793	$	-
Accounts payable		2,197,089		1,665,127
Accrued payroll and related liabilities		1,032,702		1,097,480
Accrued taxes		126,578		51,391
Accrued expenses		68,000		118,317
Accrued vacations		175,913		230,665
Due to related parties		-		143,673
Current portion of installment notes payable		366,286		369,146
Lines of credit		1,835,375		3,016,000
Total current liabilities		6,039,736		6,691,799
Long-term liabilities				
Installment notes payable, net of current portion		1,794,463		1,700,837
Deferred taxes		110,023		143,429
Total liabilities		7,944,222		8,536,065
Stockholder's equity				
Common stock, no par value; 1,000 shares authorized, issued and outstanding		1,000		1,000
Additional paid-in capital		92,000		92,000
Retained earnings		1,030,397		1,348,779
Accumulated other comprehensive income:				
Unrealized gain on marketable securities		144,409		272,962
Total stockholder's equity		1,267,806		1,714,741
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY	$	9,212,028	$	10,250,806

The accompanying notes are an integral part of the financial statements.

ZYCRON, INC.
STATEMENTS OF INCOME AND COMPREHENSIVE (LOSS) INCOME

	Year Ended December 31,	Unaudited Three Months Ended March 31,	
	2016	2017	2016
Sales	$ 38,284,079	$ 9,367,062	$ 10,034,709
Cost of sales	30,716,922	7,421,447	8,143,930
Gross profit	7,567,157	1,945,615	1,890,779
General and administrative expenses	7,073,837	1,538,622	1,536,308
Income from operations	493,320	406,993	354,471
Other income (expense)			
Interest expense	(161,937)	(40,682)	(32,685)
Interest and dividend income	2,164	1,505	1,614
Realized gain on marketable securities	-	-	-
	(159,773)	(39,177)	(31,071)
Income before income tax expense	333,547	367,816	323,400
State income tax expense	44,837	49,434	43,465
Net income	288,710	318,382	279,935
Unrealized (losses) gains arising during the year	(1,185,732)	137,490	96,810
Reclassification adjustments for gains included in net income	(63,344)	-	-
Other comprehensive (loss) income before deferred income tax	(1,249,076)	137,490	96,810
Deferred income tax benefit (expense)	81,190	(8,937)	(6,293)
Other comprehensive (loss) income net of deferred income tax	(1,167,886)	128,553	90,517
Total comprehensive (loss) income	$ (879,176)	$ 446,935	$ 370,452

The accompanying notes are an integral part of the financial statements.

ZYCRON, INC.
STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY

Year Ended December 31, 2016

	Common Stock	Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Income	Total
Balance at January 1, 2016	$ 1,000	$ 92,000	$ 1,214,687	$ 1,312,295	$ 2,619,982
Net income	-	-	288,710	-	288,710
Distributions	-	-	(473,000)	-	(473,000)
Other comprehensive loss	-	-	-	(1,167,886)	(1,167,886)
Balance at December 31, 2016	$ 1,000	$ 92,000	$ 1,030,397	$ 144,409	$ 1,267,806

Unaudited
Three Months Ended March 31, 2017

	Common Stock	Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Income	Total
Balance at January 1, 2017	$ 1,000	$ 92,000	$ 1,030,397	$ 144,409	$ 1,267,806
Net income	-	-	318,382	-	318,382
Other comprehensive income	-	-	-	128,553	128,553
Balance at March 31, 2017	$ 1,000	$ 92,000	$ 1,348,779	$ 272,962	$ 1,714,741

The accompanying notes are an integral part of the financial statements.

ZYCRON, INC.
STATEMENTS OF CASH FLOWS

	Year Ended December 31, 2016	Unaudited Three Months Ended March 31, 2017	2016
Cash flows from operating activities			
Net income	$ 288,710	$ 318,382	$ 279,935
Adjustments to reconcile net income to net cash provided (used) by operating activities			
Bad debts	724,816	-	-
Depreciation and amortization	347,414	103,832	46,500
Gain on marketable securities	(63,344)	-	-
Non cash charitable contribution	94,361	-	-
Deferred income taxes	37,685	24,469	36,532
Changes in assets and liabilities			
Accounts receivable - trade	715,940	(296,713)	309,051
Accounts receivable - other	(5,617)	5,617	(1,539)
Employee advances	10,867	(3,500)	6,261
Prepaid expenses	26,863	39,128	(69,803)
Deposits	3,600	-	-
Checks written in excess of cash	237,793	(237,793)	856,928
Accounts payable	(1,535,327)	(531,962)	(1,264,480)
Accrued payroll and related liabilities	(58,108)	119,530	26,019
Accrued expenses	48,000	50,317	12,000
Accrued taxes	(6,892)	(75,187)	33,792
Net cash provided (used) by operating activities	866,761	(483,880)	271,196
Cash flows from investing activities			
Increase in (payments from) due from related parties	(28,847)	217,740	18,569
Purchases of fixed assets	(48,870)	-	-
Purchase of intangibles	(1,282,775)	-	-
Net cash (used) provided by investing activities	(1,360,492)	217,740	18,569
Cash flows from financing activities			
Increase in note receivable - stockholder	(23,096)	(6,785)	(430)
Net borrowings (repayments) on lines of credit	49,584	1,180,625	(256,233)
Increase in installment notes payable	1,250,000	-	500,000
Payments on installment notes payable	(362,968)	(90,766)	(32,276)
Distributions	(473,000)	-	-
Net cash provided by financing activities	440,520	1,083,074	211,061
Net change in cash	(53,211)	816,934	500,826
Cash, beginning	124,147	70,936	124,147
Cash, ending	$ 70,936	$ 887,870	$ 624,973
Supplemental disclosures of cash flow information			
Cash paid during the year for:			
Interest	$ 161,937	$ 40,682	$ 32,685

The accompanying notes are an integral part of the financial statements.

ZYCRON, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations:
Zycron, Inc. (the "Company") provides staff augmentation and system integration services to public, private and government entities.

Unaudited Interim Financial Information:
The accompanying interim balance sheet as of March 31, 2017, the statements of income and comprehensive (loss) income and statements of cash flows for the three months ended March 31, 2017 and 2016 and the statement of changes in stockholder's equity for the three months ended March 31, 2017 are unaudited. These unaudited interim financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP"). In the opinion of management, the unaudited interim financial statements have been prepared on the same basis as the audited financial statements and include all adjustments necessary. The results of operations for the aforementioned interim periods are not necessarily indicative of the results to be expected for the year ending December 31, 2017 or for any other period.

Use of Estimates:
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates and assumptions may change in the near future resulting in different actual results.

Revenue Recognition:
The Company derives its revenues from temporary and consultant staffing and permanent placement services. Revenues as presented on the statements of income and comprehensive loss represent services rendered to customers less sales adjustments. Reimbursements, including those related to out-of-pocket expenses, are also included in revenues, and equivalent amounts of reimbursable expenses are included in cost of services.

The Company and its customers enter into agreements that outline the general terms and conditions of the staffing arrangement. Revenue is recognized as services are performed and associated costs have been incurred. The Company records revenue on a gross basis as a principal versus on a net basis as an agent in the presentation of revenues and expenses. The Company has concluded that gross reporting is appropriate because the Company (i) has the risk of identifying and hiring qualified workers, (ii) has the discretion to select the workers and establish their price and duties and (iii) bears the risk for services that are not fully paid for by customers.

Temporary and consultant staffing revenues - Temporary and consultant staffing revenues are recognized when the services are rendered by the Company's temporary workers or consultants. The Company assumes the risk of acceptability of its workers to its customers.

Permanent placement staffing revenues - Permanent placement staffing revenues are recognized when employment candidates start their permanent employment. Fees to customers are generally calculated as a percentage of the new worker's annual compensation. No fees for permanent placement services are charged to employment candidates.

Cash:
Cash consists of funds held on deposit at financial institutions.

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Accounts Receivable:
The Company's accounts receivable are based on the amounts billed to customers. Most billings are determined based on contractual terms. The Company does not accrue interest on any of its accounts receivable, which are unsecured.

Marketable Securities:
The Company classifies its marketable securities as available for sale and records them at current market value with unrealized gains reported as comprehensive income within the income statement and reported as a separate component within stockholder's equity. The fair value of marketable securities is determined by quoted market prices.

Allowance for Doubtful Accounts:
The allowance for doubtful accounts is determined by management based on the Company's historical losses, specific customer circumstances, and general economic conditions. Periodically, management reviews accounts receivable and adjusts the allowance based on current circumstances and charges off uncollectible receivables when all attempts to collect have failed.

Allowance for doubtful accounts totaled $283,656 at December 31, 2016 and $283,656 at March 31, 2017.

Fixed Assets:
Fixed assets are stated at cost less accumulated depreciation. Depreciation is provided by use of the straight-line method over the estimated useful lives of the assets. When properties are retired or otherwise disposed of, the appropriate accounts are relieved of cost and accumulated depreciation, and any resulting gain or loss is recognized. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life of the asset.

The assets' estimated useful lives used in computing depreciation are as follows:

Building and building improvements	7 - 40 years
Furniture and fixtures	5 - 10 years
Land improvements	15 years
Machinery and equipment	3 - 10 years
Vehicles	5 years

Accounting for Goodwill and Intangibles:
The Company uses the accounting alternative available to private companies for the subsequent measurement of goodwill. Under this policy, goodwill is amortized on a straight-line basis over ten years and analyzed for impairment at the entity level if a triggering event occurs. During the year ended December 31, 2016, no triggering events occurred requiring impairment testing

Upon a triggering even, the Company measures for potential goodwill impairment using a discounted cash flow model to determine the estimated fair value of its reporting units. The discounted cash flow model contains significant assumptions and estimates about discount rates, future operating results and terminal values that could materially affect the Company's operating results or financial position if they were to change significantly in the future.

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Accounting for Goodwill and Intangibles (Continued):
When events, circumstances or operating results indicate that the carrying values of certain identifiable intangible assets (excluding goodwill) that are expected to be held and used might be impaired, the company prepares projections of the undiscounted future cash flows expected to result from the use of the assets and their eventual disposition.

If the projections indicate that the recorded amounts are not expected to be recoverable, such amounts are reduced to estimated fair value. Fair value may be estimated based upon internal evaluations that include quantitative analysis of revenues and cash flows, reviews of recent sales of similar assets and independent appraisals.

Income Taxes:
The Company has elected to be taxed under Subchapter S of the Internal Revenue Code, whereby federal income taxes are payable by the stockholder on income earned by the Company. Therefore, no provision for current or deferred federal income taxes is included in the accompanying financial statements. However, the Company is liable for certain state taxes incurred during the ordinary course of operations. The Company follows the liability method of accounting for these taxes.

The federal and state income tax returns of the Company are no longer subject to examination by the Internal Revenue Service (IRS) or Tennessee Department of Revenue for periods before December 31, 2013. The Company is subject to routine audits by taxing jurisdictions; however, there are currently no audits for any tax periods in progress.

Income taxes are reported in accordance with accounting principles generally accepted in the United States of America policies, "*Accounting for Income Taxes*" and "*Accounting for Uncertainty in Income Taxes*". These policies require the establishment of deferred tax accounts for all temporary differences between the book and tax basis of assets and liabilities. In addition, deferred tax accounts must be adjusted to reflect new rates if enacted into law. These temporary differences result principally from accelerated depreciation methods used for income tax purposes and prepaid and accrued expenses.

The policy, "*Accounting for Uncertainty in Income Taxes,*" clarifies the accounting and disclosure requirements for uncertainty in tax positions as defined by the standard. The Company has analyzed its filing positions in all significant tax jurisdictions where it is required to file income tax returns for the open tax years in such jurisdictions. The Company has identified as major tax jurisdictions, as defined, its federal and certain state tax returns. The Company's federal and certain state tax returns remain subject to retroactive examination for various periods. The Company currently believes that all significant filing positions are highly certain and that, more likely than not, all of its significant income tax filing positions and deductions would be sustained. Therefore, the Company has no significant reserves for uncertain tax positions. If interest and penalties are assessed, interest costs will be recognized in interest expense and penalties will be recognized in general and administrative expenses.

Concentration of Credit Risk:
Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash on deposit and accounts receivable. The Company's cash is deposited in financial institutions in Tennessee and may at times exceed federally insured amounts. As of December 31, 2016, the Company did not have any deposits in excess of the federally insured limit. Concentrations of credit risk with respect to accounts receivable are limited to a few customers. The Company performs ongoing credit evaluations of its customers' financial condition and generally requires no collateral from its customers.

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Advertising and Marketing Costs:
The Company expenses advertising and marketing costs as incurred. Advertising and marketing costs totaled $25,236 for the year ended December 31, 2016 and $3,584 and $2,649 for the three months ended March 31, 2017 and 2016, respectively.

Comprehensive Income:
Comprehensive income consists of net income and other comprehensive income. Other comprehensive income consists of the unrealized gains and losses on securities available for sale.

Sales Tax:
The Company collects and remits sales tax on all taxable sales. Sales tax collected is not included in revenues and remittances are not included in costs. Sales tax collected is recorded as a liability, with the liability relieved upon payment.

New Accounting Standards:
In November 2015, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") No. 2015-17, "Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes" ("ASU 2015-17"). ASU 2015-17 removes the requirement to separate deferred tax liabilities and assets into current and noncurrent amounts in a classified statement of financial position. The new guidance is effective for annual and interim periods beginning after December 15, 2017. The Company has elected to early adopt ASU 2015-07. The adoption had no effect on the Company's financial position.

NOTE 2 – FIXED ASSETS

Fixed assets consist of the following at:

	December 31, 2016	March 31, 2017
Building	$ 591,423	$ 591,743
Furniture and fixtures	436,140	436,140
Machinery and equipment	188,658	188,658
Vehicles	174,990	174,990
Building improvements	194,333	194,333
Land improvements	84,489	84,489
Land	64,424	64,424
	1,734,457	1,734,777
Less: accumulated depreciation	(775,806)	(801,906)
	$ 958,651	$ 932,871

Depreciation expense totaled $98,214 for the year ended December 31, 2016 and $26,100 and $30,000 for the three months ended March 31, 2017 and 2016, respectively.

NOTE 3 - GOODWILL

During 2013, in connection with an acquisition, the Company recorded $650,000 in goodwill. Beginning in 2014 the Company started amortizing the goodwill over a ten year period. The gross carrying amounts of goodwill and accumulated amortization are as follows:

	December 31, 2016	March 31, 2017
Goodwill	$ 650,000	$ 650,000
Less: accumulated amortization	(195,000)	(210,900)
	$ 455,000	$ 439,100

Amortization expense related to goodwill totaled $64,000 for the year ended December 31, 2016 and $15,900 and $16,500 for the three months ended March 31, 2017 and 2016, respectively.

NOTE 4 - INTANGIBLES

During 2016, the Company purchased a contract from a competitor in the amount of $1,250,000, and is currently amortizing this amount over a fifty four month period, which is the remaining life of the contract. In addition to this the Company is also in the process of developing a phone application and has capitalized $32,775 as of December 31, 2016 and $40,073 as of March 31, 2017, respectively. This amount is currently not being amortized. The gross carrying amounts of intangibles and accumulated amortization are as follows:

	December 31, 2016	March 31, 2017
Intangibles	$ 1,282,775	$ 1,290,073
Less: accumulated amortization	(185,200)	(254,650)
	$ 1,097,575	$ 1,035,423

Amortization expense related to intangibles totaled $185,200 for the year ended December 31, 2016 and $69,450 for the three months ended March 31, 2017, respectively.

NOTE 5 – MARKETABLE SECURITIES

Marketable securities consist of the following at December 31, 2016:

	Amortized Cost	Gross Unrealized Gain	Fair Value
American Addiction Centers Common Stock	$ 704,492	$ 57,989	$ 762,481
Reliant Bank Class B Common Stock	50,003	96,459	146,462
	$ 754,495	$ 154,448	$ 908,943

Marketable securities consist of the following at March 31, 2017:

	Amortized Cost	Gross Unrealized Gain	Fair Value
American Addiction Centers Common Stock	$ 704,492	$ 193,845	$ 898,337
Reliant Bank Class B Common Stock	50,003	98,093	148,096
	$ 754,495	$ 291,938	$ 1,046,433

The components of the net unrealized gain on marketable securities available for sale recorded as a component of stockholders' equity are as follows:

	December 31, 2016	March 31, 2017
Gross unrealized gains	$ 154,448	$ 291,938
Deferred income tax effect	(10,039)	(18,976)
Net unrealized gain	$ 144,409	$ 272,962

Marketable securities are valued based on quoted market prices as of December 31, 2016 and March 31, 2017.

During the year ended December 31, 2016, the market price of American Addiction Centers decreased significantly resulting in the unrealized losses in Other Comprehensive Income.

NOTE 6 – LINES OF CREDIT

The Company has a $2,500,000 revolving line of credit with a bank maturing June 2017. Borrowings under the line bear interest at the bank's prime rate with a floor of 3.50% (3.75% at December 31, 2016). Borrowings are collateralized by trade accounts receivable and are guaranteed by the Company's stockholder. Outstanding borrowings on the line of credit totaled $1,285,375 at December 31, 2016 and $2,416,000 at March 31, 2017, respectively.

The Company has a $600,000 revolving line of credit with a bank maturing June 2017. Borrowings on the line bear interest at the bank's prime rate with a floor of 3.50% (3.75% at December 31, 2016). Borrowings are collateralized by trade accounts receivable and are guaranteed by the Company's stockholder. Outstanding borrowings on the line of credit totaled $550,000 at December 31, 2016 and $600,000 at March 31, 2017, respectively.

NOTE 7 – INSTALLMENT NOTES PAYABLE

The installment notes payable consist of the following:

	December 31, 2016	March 31, 2017
Payable to a bank, variable interest (3.99% at December 31, 2016), monthly payments of $5,019 through February 2034, secured by a building and the guarantee of the Company's stockholder	$ 744,178	$ 736,523
Payable to a bank, variable interest (3.75% at December 31, 2016), monthly principal payments of $8,333 plus accrued interest through December 2020, secured by all current and future trade accounts receivable and the guarantee of the Company's stockholder	318,000	293,000
Payable to a bank, fixed interest of 4.25%, monthly principal and interest payments of $23,197 through April 2021, secured by all current and future trade accounts receivable and the guarantee of the Company's stockholder	1,098,571	1,040,460
	$ 2,160,749	$ 2,069,983

Maturities of the installment notes payable are as follows:

Year Ended December 31,		
2017	$	366,286
2018		377,913
2019		390,049
2020		320,716
2021		128,115
Thereafter		577,670
	$	2,160,749

NOTE 8 – INCOME TAXES

The provision for income taxes consists of the following:

	Year Ended December 31,		Three Months Ended March 31,			
	2016		2017		2016	
State income tax expense						
Current	$	7,152	$	24,965	$	6,933
Deferred		37,685		24,469		36,532
	$	44,837	$	49,434	$	43,465

The composition of the deferred tax liabilities in the accompanying balance sheets is as follows:

	December 31, 2016		March 31, 2017	
Deferred tax assets (liabilities)				
Prepaid expenses	$	(8,409)	$	(5,866)
Unrealized gain on marketable securities		(10,039)		(18,876)
Depreciation		(17,670)		(17,670)
Amortization		(100,917)		(100,917)
Tennessee NOL		27,012		-
	$	(110,023)	$	(143,329)

NOTE 9 – EMPLOYEE BENEFIT PLAN

Employees of the Company may participate in a 401(k) savings plan, whereby the employees may elect to make contributions pursuant to a salary reduction agreement upon meeting age and length-of-service requirements. Eligible employees may elect to contribute an amount of their base compensation, subject to annual contribution limits. The Company may, in its sole discretion, make a basic matching contribution to the plan. The Company made a matching contribution totaling $60,968 to the plan for the year ended December 31, 2016. No contribution was made during the three months ended March 31, 2017 and 2016.

NOTE 10 – OPERATING LEASE AGREEMENTS

The Company leases certain office space, equipment and vehicles under non-cancelable operating lease agreements. The agreements have various monthly payments with expiration dates through March 2020. Future estimated minimum lease payments required under the leases are as follows:

Year Ended December 31,		
2017	$	120,829
2018		99,588
2019		96,708
2020		21,000
	$	338,125

The Company also leases other office space and equipment on a month-to-month basis as the need arises. Rent expense associated with non-cancellable and monthly lease agreements totaled $281,437 for the year ended December 31, 2016 and $66,967 and $62,269 for the three months ended March 31, 2017 and 2016, respectively.

NOTE 11 - RELATED PARTY TRANSACTIONS

The Company and its stockholder are invested in the financial institution that holds several of the Company’s cash accounts, all lines of credit and two installment notes payable. The stockholder is also on the Board of Directors of this financial institution.

During the year ended December 31, 2016, the Company made advances to companies related by common ownership for various purposes; the outstanding advances totaled $74,067. The Company wrote off advances deemed uncollectable in the amount of $323,916 during the year ended December 31, 2016.

The Company has an uncollateralized note receivable from its stockholder totaling $719,051 at December 31, 2016 and $725,836 at March 31, 2017. The note bears interest at 1.00%.

The Company has an operating lease agreement for office space with a related party expiring March 2020. Rental expense associated with this agreement totaled $84,000 for the year ended December 31, 2016 and $21,000 and $21,000 for the three months ended March 31, 2017 and 2016, respectively. The lease is included in future estimated minimum lease payments disclosed in Note 10.

The Company leases other space from its stockholder on a month-to-month basis. Rental expense paid to the stockholder for this lease totaled $42,000 for the year ended December 31, 2016 and $10,500 and $10,500 for the three months ended March 31, 2017 and 2016, respectively.

Aviation expense paid to related parties totaled $233,925 for the year ended December 31, 2016 and $42,854 and $50,987 for the three months ended March 31, 2017 and 2016, respectively. That amount was paid to a company related by common ownership for business aircraft use. The Company is not obligated, but expects to continue renting the aircraft regularly as needed.

NOTE 12 - SUBSEQUENT EVENTS

On April 3, 2017, BG Staffing, Inc. (“BG”) acquired substantially all of the assets, and assumed certain of the liabilities, of the Company, for an initial cash consideration paid of $18.5 million and issued $1 million (70,670 shares privately placed) of BG's common stock at closing. An additional $500,000 was held back as partial security for post-closing purchase price adjustments and indemnification obligations. The purchase agreement further provides for contingent earn-out consideration payments of up to $3 million, based on the performance for the two years following the date of acquisition. As part of the transaction, both lines of credit and two installment loans were paid in full.

Management has performed an analysis of the activities and transactions subsequent to December 31, 2016 to determine the need for any adjustments to and/or disclosures within the audited financial statements for the year ended December 31, 2016. Management has performed their analysis through June 13, 2017, the date the financial statements were available to be issued.

NOTE 13 - RECENT ACCOUNTING PRONOUNCEMENTS

In May 2014, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Updates ("ASU") ASU 2014-09, Revenue from Contracts with Customers. Since May 2014, the FASB has issued additional and amended authoritative guidance regarding revenue from contracts with customers in order to clarify and improve the understanding of the implementation guidance. As amended, the new guidance requires a company to recognize revenue to depict the transfer of goods or services to a customer at an amount that reflects the consideration a company expects to receive in exchange for those goods or services. The new standard is effective for annual and interim periods beginning after December 15, 2017. Based on our preliminary analysis, the Company does not believe the adoption of this accounting guidance will have a material impact on the Company's financial condition or results of operations. The Company will continue to evaluate the impact of this guidance on the financial statements and the preliminary assessments are subject to change.

NOTE 13 - RECENT ACCOUNTING PRONOUNCEMENTS (Continued)

In February 2016, the FASB issued ASU 2016-02 Leases, which applies to lease transactions. Under the new guidance, lessees will be required to recognize a lease liability, measured on a discounted basis; and a right-of-use asset, for the lease term. The new guidance is effective for annual and interim periods beginning after December 15, 2019. Early application is permitted for all entities upon issuance. Lessees and lessors must apply a modified retrospective transition approach for leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements. The Company is currently evaluating the impact of the adoption of this accounting guidance will have on the financial statements.

In March 2016, the FASB issued ASU 2016-09, Improvements to Employee Share-Based Payment Accounting, which simplifies several aspects of the accounting for employee share-based payment transactions including the accounting for income taxes, forfeitures, and statutory tax withholding requirements, as well as classification of related amounts within the statement of cash flows. The new guidance is effective for annual and interim periods beginning after December 15, 2017, with early adoption permitted. The Company does not anticipate the adoption of ASU 2016-09 will have a material impact on the Company's financial condition or results of operations.

In June 2016, the FASB issued ASU 2016-13, which amends how entities will measure credit losses for most financial assets and certain other instruments that are not measured at fair value through net income, which applies to trade accounts receivable and the calculation of the allowance for uncollectible accounts receivable. The new standard will become effective for the Company for annual and interim periods beginning after December 15, 2020, with early adoption permitted. The Company is currently evaluating the impact of the adoption of this accounting guidance will have on the financial statements.

In August 2016, the FASB issued ASU 2016-15, Classification of Certain Cash Receipts and Cash Payments, which provides guidance on how certain transactions are classified in the statement of cash flows. The standard will become effective for annual and interim periods beginning after December 15, 2018. The Company does anticipate the adoption of ASU 2016-15 will have a material impact on the Company's statement of cash flows.

In January 2017, the FASB issued ASU 2017-01, Business Combinations (Topic 805) Clarifying the Definition of a Business. The amendments in this Update is to clarify the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. The definition of a business affects many areas of accounting including acquisitions, disposals, goodwill, and consolidation. The guidance is effective for annual periods beginning after December 15, 2018, including interim periods within those periods. The Company does not anticipate the adoption of ASU 2017-01 will have a material impact on the Company's financial condition or results of operations.